EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20235, 333-20237, 333-20241, and 333-23161) and
on Form S-3 (Nos. 333-77077 and 333-47619) of MemberWorks Incorporated of our report dated July 28, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
August 30, 2000